Exhibit 99.1

Investors Title Company Announces Third Quarter 2009 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--October 30, 2009--J. Allen Fine, Chairman of Investors Title Company, announced that for the third quarter ended September 30, 2009, the Company reported net income of $969,043, an increase of 5.7% compared with net income of $917,033 for the same three-month period in 2008. Net income per diluted share equaled $0.42 compared with net income per diluted share of $0.39 in the same period last year. Net premiums written decreased 6.8% to $14,282,615, investment income decreased 15.5% to $911,982 and total revenues decreased 7.0% to $16,362,617 compared with the prior year period.

For the nine-month period ended September 30, 2009, the Company reported net income of $4,519,479, an increase of 63.3%, compared with $2,767,479 for the same nine-month period in 2008. Diluted earnings per share were $1.96, an increase of 70.4% compared with $1.15 for the same nine-month period in 2008. Net premiums written decreased 3.3% to $49,604,823, investment income decreased 17.6% to $2,862,071 and total revenues decreased 3.6% to $56,665,585 compared with the prior year period. Operating results for the quarter ended September 30, 2009 showed improvement over the same period in 2008 primarily due to cost containment efforts and a reduction in payroll expenses. The provision for claims declined slightly from the prior year period but increased as a percentage of premiums written, due in part to the ongoing elevated pace of mortgage foreclosures.

“Premiums written benefited from an increase in the level of purchase transactions as home buyers took advantage of very low mortgage interest rates as well as various government stimulus programs, including a tax credit for first time buyers,” Chairman Fine added. “The level of mortgage refinance transactions insured declined from the first and second quarters of the year; however, refinance transactions remain a significant block of business. We continue to search for and work on opportunities to develop our distribution network but remain guarded in expectations for near term transaction volume.” Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; mechanic lien claims; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2009	2008	2009	2008
Revenues:
Underwriting income:
Premiums Written	$14,306,677	$15,410,424	$49,662,835	$51,493,078
Less-premiums for reinsurance ceded	24,062	78,604	58,012	219,916
Net premiums written	14,282,615	15,331,820	49,604,823	51,273,162
Investment income-interest and dividends	911,982	1,079,760	2,862,071	3,471,800
Net realized loss on investments	(110,818)	(545,883)	(400,760)	(669,586)
Exchange services revenue	175,608	542,528	800,335	1,013,940
Other	1,103,230	1,188,338	3,799,116	3,720,966
Total Revenues	16,362,617	17,596,563	56,665,585	58,810,282

Operating Expenses:
Commissions to agents	6,838,090	6,707,688	23,202,041	21,976,896
Provision for claims	1,934,459	1,982,822	6,733,399	8,329,832
Salaries, employee benefits and payroll taxes	4,195,751	5,253,705	13,862,993	16,063,267
Office occupancy and operations	985,769	1,143,219	3,292,491	3,840,407
Business development	336,481	569,404	928,309	1,622,736
Filing fees and taxes, other than payroll and income	204,819	92,608	547,074	424,112
Premium and retaliatory taxes	270,352	210,233	1,013,124	1,029,298
Professional and contract labor fees	330,960	383,156	982,948	1,431,826
Other	173,893	248,695	363,727	762,429
Total Operating Expenses	15,270,574	16,591,530	50,926,106	55,480,803

Income Before Income Taxes	1,092,043	1,005,033	5,739,479	3,329,479

Provision For Income Taxes	123,000	88,000	1,220,000	562,000

Net Income	$969,043	$917,033	$4,519,479	$2,767,479

Basic Earnings Per Common Share	$0.42	$0.39	$1.97	$1.16

Weighted Average Shares Outstanding - Basic	2,290,666	2,342,643	2,293,754	2,388,115

Diluted Earnings Per Common Share	$0.42	$0.39	$1.96	$1.15

Weighted Average Shares Outstanding - Diluted	2,295,757	2,360,533	2,300,686	2,409,747

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of September 30, 2009 and December 31, 2008 (Unaudited)

	September 30, 2009	December 31, 2008
Assets
Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	$197,509	$451,681
Available-for-sale, at fair value	89,334,159	87,708,500
Equity securities, available-for-sale, at fair value	11,672,102	9,965,297
Short-term investments	17,391,875	15,725,513
Other investments	2,221,506	2,040,962
Total investments	120,817,151	115,891,953

Cash and cash equivalents	8,817,941	5,155,046
Premiums and fees receivable, net	5,970,676	4,933,797
Accrued interest and dividends	958,506	1,225,070
Prepaid expenses and other assets	4,231,710	3,992,975
Property acquired in settlement of claims	285,376	395,734
Property, net	4,018,601	4,422,318
Deferred income taxes, net	348,367	3,841,295

Total Assets	$145,448,328	$139,858,188

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$39,426,000	$39,238,000
Accounts payable and accrued liabilities	8,551,682	10,762,300
Total liabilities	47,977,682	50,000,300

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000; 2,286,222 and 2,293,268 shares issued and outstanding 2009 and 2008, respectively, excluding 291,676 shares for 2009 and 2008 of common stock held by the Company's subsidiary)

	1	1
Retained earnings	92,372,351	88,248,452
Accumulated other comprehensive income	5,098,294	1,609,435
Total stockholders' equity	97,470,646	89,857,888

Total Liabilities and Stockholders' Equity	$145,448,328	$139,858,188

Investors Title Company and Subsidiaries Net Premiums Written By State For the Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
State	2009	2008	2009	2008
Illinois	$478,044	$429,954	$2,335,265	$1,584,507
Kentucky	713,474	761,945	2,533,651	2,393,886
Michigan	1,123,194	781,939	3,753,889	2,732,501
New York	523,629	472,152	2,359,472	1,670,039
North Carolina	6,000,363	7,305,962	21,857,728	25,022,108
Pennsylvania	588,988	423,695	2,074,806	1,388,971
South Carolina	1,690,176	1,962,189	4,222,027	5,878,324
Tennessee	610,055	564,210	1,928,614	1,719,884
Virginia	1,226,751	1,492,819	3,927,202	4,701,446
West Virginia	572,892	504,672	1,730,612	1,617,107
Other	771,761	709,837	2,931,419	2,686,711
Direct Premiums	$14,299,327	$15,409,374	$49,654,685	$51,395,484
Reinsurance Assumed	7,350	1,050	8,150	97,594
Reinsurance Ceded	(24,062)	(78,604)	(58,012)	(219,916)
Net Premiums Written	$14,282,615	$15,331,820	$49,604,823	$51,273,162

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Nine Months Ended September 30, 2009 and 2008 (Unaudited)

	Three Months Ended September 30				Nine Months Ended September 30

	2009	%	2008	%	2009	%	2008	%
Branch	$4,680,845	33	$5,685,856	37	$17,380,223	35	$19,951,977	39

Agency	9,601,770	67	9,645,964	63	32,224,600	65	31,321,185	61

Total	$14,282,615	100	$15,331,820	100	$49,604,823	100	$51,273,162	100

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200